[OGM OM GROUP LOGO]
World Headquarters
OM Group, Inc.
Joseph M. Scaminace
Chairman and Chief Executive Officer
127 Public Square
1500 Key Tower
Cleveland, OH 44114
Tel: 216.781.0083
800.519.0083
Fax: 216.781-1502
www.omgi.com
Dear Fellow Stockholders:
Enclosed please find OM Group’s Form 10-K for the year ended December 31, 2004.
As you well know, the prolonged restatement process of the company’s financial results for 1999 to 2003 has delayed our 2004 and 2005 filings with the Securities and Exchange Commission (SEC). While we are certainly pleased to have formally closed the books on 2004 without any material changes to the unaudited figures that were previously announced, we know full-well that we must not let our intensity wane or our focus waiver until we are current with all of our outstanding 2005 SEC filings. We continue to believe that we will have these documents completed and filed in the next month or so.
I thank you for your continued interest and investment in OMG. I look forward to providing you with a closer look at our strategy to maximize the market opportunities before us, as well as address any questions or concerns you might have, at our upcoming Annual Meeting of Stockholders on October 11, 2005.
Sincerely,
Joseph M. Scaminace
Chairman and Chief Executive Officer